Exhibit 99.1

Kyverna Therapeutics Appoints Mert Aktar to its Board of Directors

Enriches Board’s expertise in corporate strategy and business development, with vast experience leading biopharmaceutical companies through rapid growth and creating value across innovative therapeutic platforms, including cell therapy

EMERYVILLE, CALIF., Oct. 21, 2024 -- Kyverna Therapeutics, Inc. (Kyverna), a patient-centered, clinical-stage biopharmaceutical company focused on developing cell therapies for patients suffering from autoimmune diseases, today announced the appointment of biotechnology executive and cell therapy veteran Mert Aktar as an independent director to its Board of Directors. Mr. Aktar has over two decades of biopharmaceutical experience, melding more than a decade of technical leadership in cell and gene therapy with a proven track record in corporate development.

“We are delighted to welcome Mert to Kyverna’s Board of Directors as we continue to advance KYV-101 into later stages of development and build on Kyverna’s CAR-T leadership in autoimmune diseases,” said Warner Biddle, Chief Executive Officer of Kyverna Therapeutics. “Mert brings an impressive track record of building businesses and creating value through visionary operational leadership, strategic transactions and his understanding of drug development and manufacturing. Mert’s strategic experience and deep technical expertise in cell therapy will be invaluable as we chart a course to bring the transformative power of CAR T treatments to as many patients as possible.”

Mr. Aktar currently serves as Chief Executive Officer of Receptive Bio, a privately held biotech company, and holds Board positions with UCLA Technology Development Group and ReAlta Life Sciences. Prior to joining Receptive Bio, Mr. Aktar was the Senior Vice President and Global Head of Corporate Development & Strategy at Kite Pharma. In this position, Mr. Aktar played a key role in establishing Kite’s global leadership in cell therapy, architecting strategy and executing numerous deals, which strengthened Kite’s R&D portfolio and drove its global expansion. Previously, Mr. Aktar held senior leadership positions at various biotech and large pharma organizations, across diverse modalities and therapeutic areas. Most notably, he helped shape Shire’s transformation into a global rare disease leader, facilitating numerous multi-billion-dollar transactions as Global Head of Hematology and Immunology Business Development and earlier leading large-scale manufacturing operations as Global Head of Engineering. Mr. Aktar holds an M.B.A. from MIT Sloan School of Management, a B.S. in Chemical Engineering from Worcester Polytechnic Institute and an M.S. in Engineering Management from Tufts University.

“I am thrilled to join the Board of Directors at this critical time in Kyverna’s maturation and growth. CAR T is a powerful modality with the potential to revolutionize patient care. Kyverna stands at the forefront in bringing this innovation to patients with autoimmune disease, having already demonstrated encouraging efficacy and safety across initial datasets with KYV-101,” said Mr. Aktar. “I look forward to working with the Kyverna Board and leadership to successfully advance the KYV-101 development program forward and scale the organization for future growth.”

About Kyverna Therapeutics

Kyverna Therapeutics, Inc. (Nasdaq: KYTX) is a patient-centered, clinical-stage biopharmaceutical company focused on developing cell therapies for patients suffering from autoimmune diseases.

Our lead CAR T-cell therapy candidate, KYV-101, is advancing through clinical development with sponsored clinical trials across two broad areas of autoimmune disease: rheumatology and neurology, including Phase 2 trials for stiff-person syndrome, multiple sclerosis and myasthenia gravis, a Phase 1/2 trial for systemic sclerosis, and two ongoing multi-center, open-label Phase 1/2 trials in the United States and Germany for patients with lupus nephritis.

Kyverna’s pipeline includes next-generation CAR T-cell therapies in both autologous and allogeneic formats with properties intended to be well suited for use in B cell-driven autoimmune diseases.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Forward-looking statements in this press release include, without limitation, those related to: the proposed contributions of Mr. Aktar on Kyverna’s Board of Directors; Kyverna’s prospects and ongoing clinical trials, KYV-101’s safety, efficacy and commercial prospects; Kyverna’s pipeline and the potential for Kyverna’s CAR T-cell therapies to be well suited for use in B cell-driven autoimmune diseases. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties related to market conditions, and other factors discussed in the “Risk Factors” section of Kyverna’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that Kyverna has filed or may subsequently file with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this press release are based on the current expectations of Kyverna’s management team and speak only as of the date hereof, and Kyverna specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, please visit https://kyvernatx.com.

Contact:

Precision AQ on behalf of Kyverna Therapeutics

Investors: InvestorRelations@kyvernatx.com

Media: media@kyvernatx.com